Exhibit 99.1


                    INTERSTAR MILLENIUM SERIES 2003-5G TRUST

     Quarterly Noteholders Report Related to the July 20, 2004 Distribution

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Aggregate principal amount of each class of notes as     A2 Notes:         USD $625,930,676.91
at the first day after the payment date occurring
during the collection period                             B1 Notes:         USD $41,000,000.00
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Aggregate amount of interest payable on each class of    A2 Notes:         USD $2,215,099.12
notes on the payment date
                                                         B1 Notes:         USD $196,913.89
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Aggregate of principal payments to be made in respect    A2 Notes:         USD $37,253,452.50
to each class of notes on payment date being 20th
July 2004
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Income for the collection period                         AUD $19,792,824.83
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The Mortgage Principal Repayments for the Collection
Period                                                   AUD $75,688,101.66
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Expenses of the trust for the period                     AUD $16,930,773.12
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Aggregate of all redraws on the housing loans made
during the collection period                             AUD $16,321,843.99
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Interest rates (US all in) applicable for period         A2 Notes:     1.8800%
ending 19th October 2004                                 B1 Notes:     2.3800%
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The Scheduled and Unscheduled payments of principal      Scheduled         AUD  $1,683,015.86
during the Collection period                             Unscheduled       AUD $74,005,085.80
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Aggregate of outstanding balances of housing loans as
at last day of collection period                         9 July 2004:      AUD $1,000,258,161.82
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Delinquency and Loss statistics with respect to the      Loss:            Nil
housing loans as at the last day of the collection       Delinquency:     0-29           1.79%
period                                                                    30-59          0.48%
                                                                          60+            0.50%
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